UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023 (April 8, 2023)

CarbonMeta Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33231	95-4868120
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13110 NE 177th Place, #145

Woodinville, WA 98072

(Address of principal executive offices)

(844) 641-2676

(Registrant’s telephone number, including area code)

Copies to:

Gary L. Blum, Esq.

Law Offices of Gary L. Blum

3278 Wilshire Boulevard, Suite 603

Los Angeles, CA 90010

Phone: (213) 381-7450

Fax: (213) 384-1035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	COWI	OTC Markets

Item 8.01 Other Events.

On April 8, 2023, CarbonMeta Technologies, Inc. (the “Company”) and Fermion Electric Private Limited (“Fermion”) signed a Memorandum of Understanding (MOU) to create a subsidiary corporation called CarbonMeta Research India as a Private Limited Company that shall be jointly owned and managed by the Company and Fermion, and whose initial objective shall be processing natural gas into hydrogen and high value carbon products. Under the terms of the MOU:

CarbonMeta Research India will be a Private Limited Company in Kerala, India with initial equity ownership as follows:

●	80% of the equity will be owned by CarbonMeta Technologies, Inc.
●	20% of the equity will be owned by Fermion Electric Private Limited.

CarbonMeta Research India will be a research and development center whose focus will be on:

●	Microwave catalysis of waste plastics, natural gas, and other organic waste materials;
●	Carbon dioxide (CO2) capture technologies using novel technologies and adsorbents;
●	Development of new catalysts for catalysis, pyrolysis, and electrolysis; and
●	Commercialize and patent technologies that were developed and licensed by CarbonMeta Technologies, Inc. or its subsidiaries.

The foregoing provides only a brief description of the material terms of the MOU and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the document filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Binding Memorandum of Understanding
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBONMETA TECHNOLOGIES, INC.

Date: April 13, 2023	By:	/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer